Exhibit 99.1

Supernus Announces Fourth Quarter and Full Year 2020 Financial Results

•Full year 2020 total revenues of $520.4 million, a 32% increase compared to 2019
•Full year 2020 operating earnings of $173.7 million, a 17% increase compared to 2019
•SPN-812 NDA assigned an early April 2021 PDUFA date
•Positive results from Phase III study for SPN-812 in adults with ADHD announced in December 2020
•Full year 2021 total revenues guidance of $550 million to $580 million
ROCKVILLE, MD, February 25, 2021 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today reported financial results for the fourth quarter and full year of 2020, and associated Company developments.
“We reported record revenues and operating earnings in 2020 based on the growth of Trokendi XR and Oxtellar XR and the addition of the CNS products acquired during the year,” said Jack Khattar, President and CEO of Supernus Pharmaceuticals. “Looking ahead, we are preparing for the expected launch of SPN-812 in the second quarter of 2021 and are excited to bring a novel non-stimulant treatment option to the millions of children and adolescents across the U.S. with ADHD.”
Commercial Update
Fourth quarter 2020 net product sales were $140.7 million, 44% higher than the same period in 2019, driven by the addition of $39.5 million of net product sales from the commercial products acquired in 2020 and $3.3 million in net product sales growth from Trokendi XR and Oxtellar XR. Full year 2020 net product sales were $509.3 million, 33% higher than full year 2019, driven by the addition of $91.0 million of net product sales from the commercial products acquired in 2020 and $34.9 million in net product sales growth from Trokendi XR and Oxtellar XR.

Net Product Sales
($ in millions)	Q4 2020	Q4 2019	Change %	FY 2020	FY 2019	Change %
Trokendi XR	$78.5	$75.2	4%	$319.6	$295.2	8%
Oxtellar XR	22.7	22.7	—%	98.7	88.2	12%
APOKYN	31.2	—	**	74.3	—	**
MYOBLOC	4.5	—	**	9.8	—	**
XADAGO	3.8	—	**	6.9	—	**
Net Product Sales	$140.7	$97.9	44%	$509.3	$383.4	33%

Product Pipeline Update
SPN-812 - Novel non-stimulant for the treatment of ADHD in children and adults
•In February 2021, the Company received notice from the U.S. Food and Drug Administration (FDA) that its New Drug Application (NDA) resubmission for SPN-812 for the treatment of ADHD in pediatric patients is considered a Class I resubmission, thereby assigning a timeline of two months for review by the FDA and establishing a new Prescription Drug User Fee Act (PDUFA) target action date in early April 2021. The Company is preparing for the commercial launch of SPN-812 for the treatment of ADHD in pediatric patients in the second quarter of 2021, if approved by the FDA.

•In December 2020, the Company announced positive results from a Phase III trial in adult patients with ADHD. Assuming approval for pediatric patients, the Company plans to submit a supplemental NDA (sNDA) to the FDA for SPN-812 in adults in the second half of 2021.
SPN-830 (Apomorphine infusion pump) - Continuous treatment of motor fluctuations (“on-off” episodes) in PD
•The Company is scheduled to meet with the FDA in March 2021 in a Type A meeting to discuss the contents of the Refusal to File (RTF) letter it received in November 2020 regarding its NDA for SPN-830. In the letter, the FDA requested certain documents and reports to be submitted in support of the application. The Company believes additional testing of the device will be necessary to support the SPN-830 NDA resubmission. Supernus plans to resubmit the SPN-830 NDA after completing discussions with the FDA and the required activities for filing.
SPN-820 - Novel first-in-class activator of mTORC1
•Development activities are ongoing, including a multiple-ascending dose study in healthy volunteers, with the goal of initiating a Phase II clinical program in treatment-resistant depression by the end of 2021.
Financial Highlights
Fourth quarter and full year 2020 operating earnings were $43.0 million and $173.7 million respectively, as compared to $40.8 million and $148.6 million in the fourth quarter 2019.
Fourth quarter 2020 net earnings and diluted earnings per share were $30.8 million and $0.57, respectively, as compared to $33.1 million, or $0.62 per diluted share, in the same period last year.
2020 full year net earnings and diluted earnings per share were $127.0 million and $2.36 per diluted share, respectively, as compared to $113.1 million and $2.10 per diluted share, for full year 2019.
As of December 31, 2020, the Company had $772.9 million in cash, cash equivalents and marketable securities, compared to $938.8 million as of December 31, 2019. During 2020, the Company made cash payments of approximately $300 million related to the acquisition of the CNS portfolio of US WorldMeds and $25 million to Navitor upon executing the development and option agreement for SPN-820.
Full Year 2021 Financial Guidance
The Company expects to achieve the following financial objectives in 2021:

Full Year 2021 Guidance ($ in millions)
Total revenues (1)	$550 - $580
Combined R&D and SG&A expenses (2)	$380 - $410
Operating earnings (3)	$65 - $90
Amortization of intangible assets	$24
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1) Total revenues include net product sales and royalty revenue. Include $10 million for SPN-812 net product sales.
2) Combined research and development and selling, general and administrative expenses.
3) Operating earnings include amortization of intangible assets and contingent consideration expense.
Conference Call Details
The Company will hold a conference call hosted by Jack Khattar, President and Chief Executive Officer and Jim Kelly, Executive Vice President and Chief Financial Officer, to discuss these results at 4:30 p.m. Eastern Time, on Thursday, February 25, 2021.
Please refer to the information below for conference call dial-in information and webcast registration. Callers should dial in approximately 10 minutes prior to the start of the call

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	2253809
Conference Call Name:	Supernus Pharmaceuticals Fourth Quarter and Full Year 2020 Results Conference Call
Following the live call, a replay will be available on the Company's website, www.supernus.com, under “Investor Relations”.
About Supernus Pharmaceuticals, Inc.
Supernus Pharmaceuticals, Inc. is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.
Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, hypomobility in Parkinson’s disease, cervical dystonia and chronic sialorrhea. We are developing a broad range of novel CNS product candidates including new potential treatments for attention-deficit hyperactivity disorder (ADHD), hypomobility in Parkinson’s disease, epilepsy, depression, and rare CNS disorders.
For more information, please visit www.supernus.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements include expectations regarding the Company’s recent and future interactions and communications with the FDA concerning the NDAs for SPN-812 and SPN-830, any additional FDA requirements to support the SPN-830 NDA resubmissions, the potential approval of the NDAs for SPN-812 and SPN-830, the planned submission of an sNDA to the FDA for SPN-812 in adults and the potential benefits and commercialization of SPN-812 and SPN-830. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its products and product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs; potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Supernus Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$288,640	$181,381
Marketable securities	133,893	165,692
Accounts receivable, net	140,877	87,332
Inventories, net	48,325	26,628
Prepaid expenses and other current assets	18,682	11,611
Total current assets	630,417	472,644
Long term marketable securities	350,359	591,773
Property and equipment, net	37,824	17,068
Goodwill and intangible assets, net	442,253	24,840
Deferred income taxes	—	32,063
Other assets	43,249	21,894
Total assets	$1,504,102	$1,160,282

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$78,934	$49,714
Accrued product returns and rebates	126,192	107,629
Contingent consideration, current portion	30,900	—
Other current liabilities	9,082	3,244
Total current liabilities	245,108	160,587
Convertible notes, net	361,751	345,170
Contingent consideration, long term	45,800	—
Operating lease liabilities, long term	28,579	30,440
Deferred income tax liabilities	35,215	—
Other liabilities	42,791	28,657
Total liabilities	759,244	564,854

Stockholders’ equity
Common stock, $0.001 par value; 130,000,000 shares authorized; 52,868,482 and 52,533,348 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	53	53
Additional paid-in capital	409,332	388,410
Accumulated other comprehensive earnings, net of tax	8,975	7,417
Retained earnings	326,498	199,548
Total stockholders’ equity	744,858	595,428
Total liabilities and stockholders’ equity	$1,504,102	$1,160,282

Supernus Pharmaceuticals, Inc.
Condensed Consolidated Statements of Earnings
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues
Net product sales	$140,743	$97,909	$509,350	$383,400
Royalty revenue	2,814	2,537	11,047	9,355
Total revenues	143,557	100,446	520,397	392,755

Costs and expenses
Cost of goods sold (a)	18,533	4,113	52,459	16,660
Research and development	17,938	19,792	75,961	69,099
Selling, general and administrative	56,500	34,464	200,677	153,246
Amortization of intangible assets	5,888	1,261	15,702	5,179
Contingent consideration expense	1,700	—	1,900	—
Total costs and expenses	100,559	59,630	346,699	244,184

Operating earnings	42,998	40,816	173,698	148,571

Other income (expense)
Interest expense	(6,096)	(5,870)	(23,754)	(22,707)
Interest and other income, net	2,791	5,966	18,704	21,623
Total other expense	(3,305)	96	(5,050)	(1,084)

Earnings before income taxes	39,693	40,912	168,648	147,487

Income tax expense	8,925	7,783	41,698	34,431
Net earnings	$30,768	$33,129	$126,950	$113,056

Earnings per share
Basic	$0.58	$0.63	$2.41	$2.16
Diluted	$0.57	$0.62	$2.36	$2.10

Weighted-average shares outstanding
Basic	52,708,643	52,471,389	52,615,269	52,412,181
Diluted	53,747,118	53,649,083	53,689,743	53,816,754
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(a) Excludes amortization of acquired intangible assets

CONTACTS:

Jack A. Khattar, President and Chief Executive Officer
Jim Kelly, EVP & Chief Financial Officer
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com